 Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG 2016 REVENUE RISES 69% TO $19.1 MILLION;

NET INCOME UP 17% TO $6.4 MILLION, EPS $.60

Hong Kong, March 29, 2017 -- Takung Art Co., Ltd. (NYSE:TKAT), an online platform for acquiring shared ownership units in Asian and other fine art, jewelry and precious gems, today reported revenue of $19,143,429 for calendar/fiscal 2016, a 69 percent increase on revenue of $11,335,941 in the prior year.

The company reported net income of $6,370,694, or $.60 per share, for the year ended December 31, 2016, a 17 percent improvement on net income of $5,436,109, or $.57 per share, in calendar 2015.

Weighted average basic number of common shares outstanding was 10,641,180 in 2016 and 9,601,034 in 2015. Weighted average diluted number of common shares outstanding was 11,309,190 in 2016 and 9,656,736 in 2015.

The company’s strong improvement in revenue compared to 2015 was primarily due to a year-over-year increase of $6,080,174 in listing fee revenue arising from both a significant increase in the number of artworks listed on the company’s trading platform and the resulting increase in listing fees charged to artists and art owners. Takung’s 2016 revenue was also boosted by year-over-year increases of $1,646,435 in management fee revenue and $810,104 in authorized agent subscription revenue. The company’s 2016 revenue, however, was slightly impacted by a decrease of $728,825 in trading commission revenue compared to 2015. This decrease was primarily the result of the company’s new policy, enacted in April 2016, offering selected traders a fixed monthly commission fee covering all monthly trades and offering commission fee rebates to service organizations bringing new traders to Takung’s platform and encouraging them to trade. This policy was intended to help accelerate the number of traders utilizing the company’s platform in order to maximize its trading liquidity.

Increased liquidity, in turn, helps the platform to attract significantly greater numbers of new art listings and permits Takung to receive correspondingly increased revenue from both listing fees and management fees. In 2016, for example, Takung had 132 new listings and combined listing and management fee revenue of $12,676,277, compared to 43 new listings and combined listing and management fee revenue of $4,949,668 in 2015.

Going forward, these increased revenue streams, management believes, represent a far greater revenue opportunity than any incremental trading commission fees which may have resulted from keeping the company’s original trading commission policy intact.

In addition, said Takung, the maximizing of traders utilizing its platform will help the company to increase future revenue anticipated from the marketing to these traders of a series of new company products and services, some of which are scheduled for introduction later this year.

Takung’s improved profitability for 2016 compared to the previous year was primarily due to the company’s aforementioned increases in listing fee, management fee and authorized agent subscription revenue, partially offset by a year-over-year increase of $4,046,110 in general and administrative expenses. These included increases of $2,190,331 in salaries resulting from adding 82 employees, $727,789 in office, insurance and rental expenses because of two newly rented offices in Tianjin and Hangzhou, $551,207 in stock-based compensation, $265,561 in legal and professional fees, and $264,402 in travelling expense. The company’s 2016 profitability was also impacted by a year-over-year increase of $1,688,160 in selling expenses, due to a more vigorous promotion and advertising campaign carried out during that year.

As previously reported, Takung’s trading platform generated 2016 transactions of $9.37 billion, a 302 percent increase on the $2.33 billion transacted in 2015.

“We are very proud of our 2016 results,” said Takung chairman and CEO Di Xiao. “We believe that our strong increases in revenue and profitability, as well as our four-fold increase in trading transactions, indicate that our unique shared fine art ownership model is growing in popularity and bringing greater numbers of traders onto our platform.”

Mr. Xiao added that the company’s growth and profitability in 2017 and beyond will likely be fueled by several strategic investments made in 2016. These include expanding Takung’s marketing efforts in order to increase its platform’s user base and liquidity, hiring new R&D personnel in order to accelerate the production and commercialization of new products and services, and establishing new offices to house newly hired specialist personnel.

“We further believe that our recent uplisting to the NYSE MKT will improve our ability to complete key alliances with new business partners and well-known brands around the world, as well as expose Takung to an expanded investor base and help maximize shareholder value going forward,” said Mr. Xiao.

For additional information on Takung’s 2016 performance, please see the company’s

10-K filing at http://ir.takungart.com/all-sec-filings.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian and other fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

TAKUNG ART CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Stated in U.S. Dollars except Number of Shares)

	For the Year Ended December 31,	For the Year Ended December 31,
	2016	2015

Revenue
Listing fee	$10,914,300	$4,834,126
Commission	5,416,436	6,145,261
Authorized agent subscription revenue	1,049,364	239,260
Management fee	1,761,977	115,542
Annual fee	1,352	1,752
Total revenue	19,143,429	11,335,941

Cost of revenue	(1,129,031)	(805,684)
Gross profit	18,014,398	10,530,257

Operating expenses
General and administrative expenses	(7,299,543)	(3,078,217)
Selling expenses	(2,272,339)	(584,179)
Total operating expenses	(9,571,882)	(3,662,396)

Income from operations	8,442,516	6,867,861

Other income and expenses:
Other income	416,353	14,038
Loan interest expense	(202,376)	-
Exchange loss	(516,350)	(163,459)
Total other loss	(302,373)	(149,421)

Income before income tax expense	8,140,143	6,718,440

Provision for income taxes	(1,769,449)	(1,282,331)

Net income	6,370,694	5,436,109

Foreign currency translation adjustment	(1,082,151)	(1,211)

Comprehensive income	$5,288,543	$5,434,898

Earnings per common share – basic	$0.60	$0.57
Earnings per common share – diluted	$0.56	$0.56

Weighted average number of common shares outstanding –basic	10,641,180	9,601,034
Weighted average number of common shares outstanding –diluted,	11,309,190	9,656,736

TAKUNG ART CO., LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars except Number of Shares)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$13,395,337	$10,769,456
Restricted cash	21,743,360	16,195,289
Deposits	-	70,194
Account receivables, net	3,058,568	184,537
Prepayment and other current assets	968,446	1,172,405
Loan receivables	6,374,046	-
Due from director	-	502
Total current assets	45,539,757	28,392,383

Non-current assets
Property and equipment, net	2,065,182	1,213,255
Intangible assets	20,546	22,194
Deferred tax assets	243,772	-
Other non-current assets	428,764	121,381
Total non-current assets	2,758,264	1,356,830
Total assets	$48,298,021	$29,749,213

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	$608,883	$667,622
Customer deposits	21,743,360	16,195,289
Advance from customers	360,248	-
Short-term borrowings from third parties	6,308,513	-
Amount due to related party	1,031,805	-
Tax payables	549,897	1,564,370
Total current liabilities	30,602,706	18,427,281
Deferred tax liabilities	62,618	45,037
Total non-current liabilities	62,618	45,037
Total liabilities	30,665,324	18,472,318

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 11,169,276 shares issued and outstanding as of December 31, 2016; 11,119,276 shares issued and outstanding as of December 31, 2015)	11,169	11,119
Additional paid-in capital	5,532,426	4,465,217
Retained earnings	13,172,671	6,801,977
Accumulated other comprehensive loss	(1,083,569)	(1,418)
Total stockholders’ equity	17,632,697	11,276,895
Total liabilities and stockholders’ equity	$48,298,021	$29,749,213